Filed pursuant to Rule 424(b)(2)
                                                             File No. 333-123441

Pricing Supplement No. 53 dated September 15, 2005.
(To Prospectus dated April 15, 2005 and Prospectus
Supplement dated May 5, 2005)
This Pricing Supplement consists of 3 pages.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2005-113

                   5.30% CALLABLE NOTES DUE SEPTEMBER 15, 2015


The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.


                        PROVISIONS RELATING TO THE NOTES

Principal Amount:               $50,000,000                     Type of Interest Rate:  [X] Fixed  [ ] Floating

Price to Public:                100 %                           If Fixed Rate Notes:  Interest Rate:  5.30%

Net Proceeds to Trust:          $49,750,000                     If Floating Rate Notes:  Initial Interest Rate:
                                                                Base Rate:  [ ] CD Rate     [ ] Commercial Paper Rate
CUSIP Number:                   41659EEU7                                   [ ] CMT Rate    [ ] Federal Funds Rate
                                                                            [ ] LIBOR       [ ] Treasury Rate
Agent's Discount:               0.50%                                       [ ] Prime Rate  [ ] Other (See Attached)
                                                                If LIBOR:  [ ] LIBOR Reuters Page
Issuance Date:                  SEPTEMBER 28, 2005                         [ ] LIBOR Telerate Page
                                                                           Designated LIBOR Currency
Stated Maturity Date:           SEPTEMBER 15, 2015              If CMT Rate, Telerate Page:   [ ] 7051      [ ] 7052
                                                                  If 7052:  [ ] Weekly Average  [ ] Monthly Average
Initial Interest Payment Date:  MARCH 15, 2006                    Designated CMT Maturity Index:
                                                                Interest Reset Dates:
Interest Payment Frequency:     SEMI-ANNUALLY                   Initial Interest Reset Date:
                                                                Index Maturity:
Specified Currency:             U.S. DOLLARS                    Interest Rate Determination Dates:

Regular Record Dates:           15 DAYS PRIOR TO AN INTEREST    Spread:                    Spread Multiplier:
                                PAYMENT DATE.                   Maximum Interest Rate:
                                                                Minimum Interest Rate:
Day Count Convention:           30/360                          Floating Rate/Fixed Rate Note:  [ ] Yes  [ ] No.  If yes:
                                                                  Fixed Rate:
                                                                  Fixed Rate Commencement Date:

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


Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS        Inverse Floating Rate Note [ ] Yes [ ] No.  If yes,
           SUPPLEMENT.                                             Fixed Interest Rate:
Authorized Denominations:  $10,000 AND IN INCREMENTS OF         Sinking Fund:  NONE.
$1,000 THEREAFTER.

Optional Redemption:   Yes [X]     No [ ]                       Calculation Agent: JPMORGAN CHASE BANK, N.A.
  Optional Redemption Date: SEPTEMBER 15, 2007 AND EACH
               INTEREST PAYMENT DATE THEREAFTER.                Exchange Rate Agent:  N/A
  Initial Redemption Percentage: 100%
  Annual Percentage Reduction:   N/A                            Securities Exchange Listing:  NONE.
  Redemption may be:     [X] In whole only.
                         [ ] In whole or in part.               Additional Amounts to be Paid: [ ] Yes [X] No

Optional Repayment:  [ ] Yes [X] No                             Discount Note:  [ ] Yes  [X] No   If Yes:
  Optional Repayment Dates:  N/A                                Total Amount of Discount:  N/A
                                                                  Yield to Maturity: N/A
Amortizing Note:  [ ] Yes (See attached)  [X] No
                                                                Other Provisions Relating to the Notes: NONE.
 Agents:  DEUTSCHE BANK SECURITIES INC.

Special Tax Considerations:  NONE.

                           INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:     HARTFORD LIFE INSURANCE         Type of Interest Rate: [X] Fixed [ ] Floating
                                COMPANY
                                                                If Fixed Rate Funding Agreement:  Interest Rate: 5.30%
Funding Agreement:              FA-405113
                                                                If Floating Rate Funding Agreement Initial Interest Rate:
Contract Payment:               $50,000,015

Deposit Amount :                $49,750,015                     Base Rate:  [ ] CD Rate     [ ] Commercial Paper Rate
(if different from Contract Payment)                                        [ ] CMT Rate    [ ] Federal Funds Rate
                                                                            [ ] LIBOR       [ ] Treasury Rate
                                                                            [ ] Prime Rate  [ ] Other (See Attached)
                                                                   If LIBOR:  [ ] LIBOR Reuters Page
Effective Date:                 SEPTEMBER 28, 2005                            [ ] LIBOR Telerate Page
                                                                              Designated LIBOR Currency:
Stated Maturity Date:           SEPTEMBER 15, 2015                 If CMT Rate, Telerate Page:  [ ] 7051    [ ] 7052
                                                                  If 7052:   [ ] Weekly Average  [ ] Monthly Average
Initial Interest Payment Date:  MARCH 15, 2006                  Designated CMT Maturity Index:
                                                                Interest Reset Frequency:
Interest Payment Frequency:     SEMI-ANNUALLY.                  Initial Interest Reset Date:
                                                                Index Maturity:
Specified Currency:             U.S. DOLLARS                    Interest Rate Determination Date:

Day Count Convention:           30/360                          Spread:                          Spread Multiplier
                                                                Maximum Interest Rate:
                                                                Minimum Interest Rate:
                                                                Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes  [ ] No
Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS          If yes:    Fixed Rate:
           SUPPLEMENT.                                                       Fixed Rate Commencement Date:

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


                                                                Inverse Floating Rate Funding Agreement: [ ] Yes [ ] No
Optional Redemption:   Yes [X]      No [ ]                      If yes:            Fixed Interest Rate:
Optional Redemption Date: SEPTEMBER 15, 2007 AND EACH
               INTEREST PAYMENT DATE THEREAFTER.                Amortizing Funding Agreement:  [ ] Yes  (See attached)
     Initial Redemption Percentage: 100%                                                       [X] No
     Annual Percentage Reduction: N/A
     Redemption may be: [X] In whole only.                      Discount Funding Agreement:  [ ] Yes  [X] No.  If yes:
                        [ ] In whole or in part.                         Total Amount of Discount:  N/A
                                                                         Yield to Maturity:  N/A
Optional Repayment:  [ ] Yes [X] No
  Optional Repayment Dates:  N/A                                Additional Amounts to be Paid:  [ ] Yes [X] No

Other Provisions Relating to the Funding Agreement:  NONE.      Special Tax Considerations:  NONE.



                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT


It is anticipated that, as of September 28, 2005, the Notes will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA

The Moody's rating also extends to the Program under which the Notes are issued.

It is anticipated that, as of September 28, 2005, the Funding Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: Aa3
                  A.M. Best: aa-                     Fitch: AA


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